Exhibit 10.48

FOURTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Fourth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between CYGNE DESIGNS, INC., a Delaware corporation (the “Borrower”) and COMERICA BANK (“Bank”), whose Western Market Headquarters is located at 333 West Santa Clara Street, San Jose, California as of March 26, 2008.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated July 30, 2007. The Loan and Security Agreement was subsequently amended pursuant to the First Modification to Loan and Security Agreement dated August 27, 2007, the Second Modification to Loan and Security Agreement, dated November 7, 2007 and the Third Modification to Loan and Security Agreement, dated December 20, 2007. The Loan and Security Agreement and each modification shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The definition of “Borrowing Base” contained in Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.6 ‘Borrowing Base’ shall mean the sum of: (1) Eighty percent (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider, or other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower; and (3) the lesser of (i) Fifteen percent (15%) against all letters of credit naming the Borrower as the beneficiary and advised by Bank, in form satisfactory to Bank or (ii) Three Hundred Fifty Thousand Dollars ($350,000). Anything contained in the foregoing to the contrary notwithstanding, Bank may adjust the Borrowing Base percentage(s) and the definition of Eligible Accounts and Eligible Inventory, in each case as provided for under subsection 6.7 hereof.”

(b) In Section 1.18(k) contained within the definition of “Eligible Accounts” in the Agreement, the percentage “fifty (50%)” is deleted in its entirety and replaced with “forty percent (40%)”.

(c) Section 6.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.5 Borrower shall keep the Inventory only at the following location: 4900 Zambrano Street, Commerce, California 90040 and the owner or mortgagee of the respective location is RREEF America Reit II Corp. MMMM3 California, a Maryland corporation.

a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of Inventory specifying Borrower’s cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

b. Borrower’s Inventory, valued at the lower of Borrower’s cost or the wholesale market value thereof, at all times pertinent hereto shall not be less than N/A Dollars ($ N/A) of which no less than N/A Dollars ($ N/A) shall be in raw materials and finished goods;

c. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank;

d. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank’s officers, agents and employees for inspection and copying;

e. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from material defects;

f. Inventory is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank’s prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, warehouse receipts in Bank’s name evidencing the storage of Inventory and/or an acknowledgment by such bailee of Bank’s prior rights in the Inventory, in each case in form and substance acceptable to Bank. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank’s account subject to Bank’s security interests and its instructions; and

g. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower’s usual business hours, after reasonable notice, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank’s reasonable costs and expenses in so doing.

(d) Section 6.16(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“b. Borrower shall deliver to Bank within thirty (30) days after the end of each Month, a Company-Prepared balance sheet and profit and loss statement covering Borrower’s operations and deliver to Bank within ninety (90) days after the end of each of Borrower’s fiscal years an Audited statement of the financial condition of Borrower for each such fiscal year by an independent certified public accountant of recognized standing selected by Borrower and approved by Bank, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of

Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.”

3. Legal Effect.

(a) Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, security agreements, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

(b) Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c) The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification, including without limit any replacement promissory note entered into in connection herewith, is conditioned upon receipt by Bank of this Modification, the Amendment to Note, Addendum and Pledge and Security Agreement of even date herewith and any other documents which Bank may require to carry out the terms hereof, and including, but not limited to, each of the following:

(i) Any Bank expenses incurred through the date of this Modification.

4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

5. Counterparts. This Modification may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Modification, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

(end of Modification – signature page follows)

IN WITNESS WHEREOF, the parties have agreed to enter into this Fourth Modification of Loan and Security Agreement as of the date first set forth above.

CYGNE DESIGNS, INC.		COMERICA BANK

By:	/s/ Roy E. Green	By:	/s/ Deborah Jenkins
Name:	Roy E. Green		Deborah Jenkins
Its:	Vice President – Finance	Its:	Vice President – Western Market

Amendment to Note, Addendum and Pledge and Security Agreement

This Amendment to Note, Addendum and Pledge and Security Agreement (“Amendment”) is made, delivered, and effective as of March 26, 2008 by and between CYGNE DESIGNS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK (“Bank”).

WHEREAS, Borrower and Bank are parties to: (i) that certain Master Revolving Note in the original principal amount of Two Million Dollars ($2,000,000) dated July 30, 2007 (“Note”); (ii) the Addendum “A” to Master Revolving Note dated July 30, 2007 (“Addendum”); and (iii) the Pledge and Security Agreement dated July 30, 2007 (“Pledge and Security Agreement”); and

WHEREAS, Bank and Borrower desire to amend the Note, Addendum and Pledge and Security Agreement as set forth below;

NOW, THEREFORE, m consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1.	The face amount of the Note is now decreased to Two Hundred Thousand and 00/100 Dollars ($200,000.00).

2.	The definition of “Note Amount” contained in the introductory paragraph of the Addendum is hereby deleted in its entirety and replaced with “Two Hundred Thousand and 00/100 Dollars ($200,000.00) (‘Note Amount’)”.

3.	In Section A(l) of the Addendum, the dollar amount “Two Million and no/100 Dollars ($2,000,000.00)” is deleted in its entirety and replaced with “Two Hundred Thousand and 00/100 Dollars ($200,000,00)”.

4.	The Pledge and Security Agreement is hereby terminated.

5.	Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorney fees, with regard to the preparation and execution of this Amendment.

6.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

7.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

8.	Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Note, or any amendments, extensions or modifications thereto, or Bank’s administration of the debt evidenced by the Note or otherwise.

9.	This Amendment is not an agreement to any further or other amendment of the Note or the Addendum.

10.	Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note and Addendum, as amended, remains in full force and effect and is ratified, confirmed and restated.

11.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Amendment, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

CYGNE DESIGNS, INC.		COMERICA BANK

By:	/s/ Roy E. Green	By:	/s/ Deborah Jenkins
Name:	Roy E. Green		Deborah Jenkins
Its:	Vice President – Finance	Its:	Vice President – Western Market